UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 31, 2010

ENVIRONMENTAL POWER CORPORATION

(Exact name of Company as specified in its charter)

Delaware	001-32393	75-3117389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

120 White Plains Road, 6th Floor, Tarrytown, New York 10591

(Address of principal executive offices, including zip code)

(914) 631-1435

(Company’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS

Notice of Default from JBS Swift

On March 31, 2010, Microgy Grand Island, LLC (“MGH”), a subsidiary of Environmental Power Corporation (the “Company”), received notice from JBS Swift & Co. (“Swift”) that Swift considers MGH to be in default under the terms of that certain Biogas Agreement, dated as of September 1, 2006, between Swift and MGH, as amended to date (as so amended, the “Biogas Agreement”) and the Lease Agreement, dated September 1, 2006, between Swift and MGH (the “Lease Agreement”). The Biogas Agreement and the Lease Agreement relate to MGH’s biogas facility located at Swift’s Grand Island, Nebraska beef processing plant. In the notice, Swift cited MGH’s failure to make biogas deliveries and to make liquidated damages payments pursuant to the Biogas Agreement, as well as MGH’s failure to provide adequate assurances that its financial condition will permit it to complete the biogas facility as defaults under the Biogas Agreement. A default under the Biogas Agreement is a default under the Lease Agreement. Swift stated in its notice that if these defaults are not cured within the 60-day cure period provided for in the Biogas Agreement, it reserves the right to terminate the Biogas Agreement and the Lease and to exercise its rights under the agreements and the law.

MGH believes that it has defenses to these claims of default and expects to contest such claims if necessary, and also expects to meet with Swift to attempt to resolve them.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRONMENTAL POWER CORPORATION

By:	/S/ MICHAEL E. THOMAS
Michael E. Thomas
Senior Vice President, Chief Financial Officer and Treasurer

Dated: April 5, 2010

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